EXHIBIT 32.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Higher One Holdings, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Wallace, Vice President, Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2012	By:	/s/ Jeffrey Wallace
Jeffrey Wallace Vice President, Finance